Registration No. 33-_________

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933



                                VASOMEDICAL, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                                            11-2871434
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

     180 Linden Avenue, Westbury, New York                 11590
     (Address of principal executive offices)            (Zip Code)

                    VASOMEDICAL, INC. 1997 STOCK OPTION PLAN
                            (Full title of the plan)

                           Anthony Viscusi, President
                                Vasomedical, Inc.
                                180 Linden Avenue
                            Westbury, New York 11590
                     (Name and address of agent for service)

                                 (516) 997-4600
          (Telephone number, including area code, of agent for service)

                                    copy to:
                            David H. Lieberman, Esq.
                     Blau, Kramer, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                                 (516) 822-4820


                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                             Proposed maximum         Proposed maximum
Title of securities        Amount to be      offering price per       aggregate offering         Amount of
 to be registered           registered           security (1)               price (1)        registration fee

Common Stock,
par value $.001          1,800,000 shs. (2)        $1.344                  $2,419,000             $714
per share
=============================================================================================================

(1) Estimated solely for the purpose of calculating the registration  fee, based upon the  average  of the high and low  prices  of the  Company's  Common  Stock reported on Nasdaq on July 23, 1998.
(2) The Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable  pursuant to  anti-dilution  and adjustment provisions of the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------
          The Registrant hereby incorporates by reference into this Registration Statement the documents listed below:

                    (a) The  Registrant's  Annual  Report  on Form  10-K for the
               fiscal year ended May 31, 1998.

                    (b) The description of the class of securities to be offered which  is  contained  in a  registration  statement  filed  under
               Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------
          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------
          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------
          Under the provisions of the bylaws of Registrant, each person who is or was a director or officer of Registrant shall be indemnified by Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Delaware.

          Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of Registrant, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

          If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both
(1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

          If unsuccessful in defense of a suit brought by or in the right of Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of his duty to Registrant, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to be indemnified for such expenses.

          The officers and directors of the Company are covered by officers' and directors' liability insurance. The policy coverage is $5,000,000, which includes reimbursement for costs and fees. There is a maximum aggregate deductible for each loss under the policy of $75,000. The Company has entered into Indemnification Agreements with each of its officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

Item 7.   Exemption from registration claimed.
          -----------------------------------
          Not applicable.

Item 8.   Exhibits.
          --------
          4    1997 Stock Option Plan

          5    Opinion and consent of Blau, Kramer, Wactlar & Lieberman, P.C.

          23.1 Consent of Blau, Kramer, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5

          23.2 Consent of Grant Thornton LLP

          24   Power of Attorney

 Item 9.  Undertakings.
          ------------
          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
               (a)(l)(i)  and  (a)(l)(ii)  do  not  apply  if  the  registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the
               Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf thereunto duly authorized, in Westbury, New York on the 3rd day of August, 1998.

                              VASOMEDICAL, INC.
                              By: /s/ Anthony Viscusi
                              -----------------------
                              Anthony Viscusi, President and Chief Executive Officer and Director (Principal Executive Officer)

                                POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Viscusi and Joseph A. Giacalone, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated on August 3, 1998.

Signatures                                     Title
----------                                     -----
/s/ Alexander G. Bearn        Director
----------------------
Alexander G. Bearn

/s/ David S. Blumenthal       Director
-----------------------
David S. Blumenthal

/s/ Francesco Bolgiani        Director
----------------------
Francesco Bolgiani

/s/ Abraham E. Cohen          Chairman of the Board
--------------------
Abraham E. Cohen

/s/ Joseph A. Giacalone       Secretary and Treasurer (Principal
-----------------------       Financial and Accounting Officer)
Joseph A. Giacalone

/s/ John C.K. Hui             Director
-----------------
John C. K. Hui

/s/ Kenneth W. Rind           Director
-------------------
Kenneth W. Rind

/s/ E. Donald Shapiro         Director
---------------------
E. Donald Shapiro

/s/ Anthony Viscusi           President, Chief Executive Officer and
-------------------           Director (Principal Executive Officer)
Anthony Viscusi

/s/ Zhen-sheng Zheng          Director
--------------------
Zhen-sheng Zheng

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                Vasomedical, Inc.





                         Form S-8 Registration Statement




                            E X H I B I T   I N D E X



                                                      Page No. in Sequential
Exhibit                                               Numbering of all Pages,
Number              Exhibit Description               including Exhibit Pages
-----------------------------------------------------------------------------

4      1997 Stock Option Plan. . . . . . . . . . . . . .

5      Opinion and Consent of Counsel. . . . . . . . . .

23.1   Consent of Counsel  . . . . . . . . . . . . . . .   See Exhibit 5

23.2   Consent of Grant Thornton LLP . . . . . . . . . .

24     Powers of Attorney  . . . . . . . . . . . . . . .   See signature page